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                                                                   Exhibit 10.23

                                    FORM OF
                      Non-Statutory Stock Option Agreement

        This Non-Statutory Stock Option Agreement ("Option Agreement") entered into as of April 1, 1996, by and between Global TeleSystems Group, Inc., a Delaware corporation (the "Company"), and ________________, an employee of the Company ("Optionee").

        1. Option Agreement Pursuant to Plan. This Option Agreement is entered into pursuant to the 1992 Stock Option Plan of the Company, as amended November 15, 1994 (the "Plan"), is subject to and incorporates herein the provisions of the Plan and pursuant to the GTS 1996 Top Talent Retention Program (the "Retention Program"). The provisions of this Option Agreement are qualified in their entirety by reference to the Plan and in the event of a conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control. Capitalized terms used in this Option Agreement shall have the same meanings given to them in the Plan, unless otherwise indicated in this Agreement.

        2. Grant of Option. The Company hereby grants to Optionee the right and option ("Option") to purchase all or any part of an aggregate of _____ shares of the common stock of the Company on the terms and conditions set forth herein ("Optioned Shares"). The Option is not, and is not intended to meet the requirements for an incentive stock option within the meaning of Section 422 of the Internal Revenue Code (the "Code"). For purposes of Section 4 of this Agreement, _______________ Optioned Shares shall be referred to as "Performance Shares" and _______________ Optioned Shares shall be referred to as "Nonperformance Shares".

        3.      Exercise Price and Consideration for Exercise.

        (a) Exercise Price. The exercise price for the purchase of the Optioned Shares purchasable upon exercise of the Option shall be fifteen dollars and forty cents ($15.40) for each of the Optioned Shares, for a total exercise price of ____________________ for _____________________ Optioned
Shares.

        (b) Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option shall be payment in cash or by check or with Shares of the Company's Common Stock as provided below.

        4.      Term and Vesting of Option.

        (a) Term. The term of the Option shall commence on April 1, 1996 (the "Grant Date") and terminate on March 30, 2006 or on such earlier date as provided hereinafter. In no event shall the term of the Option be longer than ten (10) years and one (1) day from the Grant Date. The vested portion of the Option shall be exercisable as to any part or all of the aggregate number of Optioned Shares as provided below.

        (b) Vesting. The Nonperformance Shares shall become exercisable as follows: (i) one-fourth (1/4) of the Nonperformance Shares as of the date of the first anniversary of the Grant Date, (ii) an additional one-fourth (1/4) of the Nonperformance Shares as of the second anniversary of the Grant Date, (iii) an additional one-fourth (1/4) of the Nonperformance Shares as of the third anniversary of the Grant Date, and (iv) an additional one-fourth (1/4) of the Nonperformance Shares as of the fourth anniversary of the Grant Date, subject to the Optionee's Continuous Employment during such time. The Option may not be exercised for fractional shares or for less than ten (10) Shares.

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        (c)     The Performance Shares shall become fully exercisable upon the fifth anniversary of the Date of Grant. The Performance Shares shall, however, contain accelerated vesting performance events which shall be based upon the achievement of the corporate performance goals (the "Goals") associated with the Retention Program as approved by the Compensation Committee (the "Committee") of the Board of Directors of the Company (and as may be amended by the Committee from time to time). Upon the achievement of each of the Goals, the Performance Shares may be exercised to purchase up to 25% of the Performance Shares relating to the Performance Option. The Goals are set forth in Appendix A to this Agreement.

        (d) The right to purchase Shares as provided in Sections 4(b) and 4(c) may be exercised in a cumulative fashion, such that any right to purchase Shares which becomes exercisable on a given date shall remain exercisable until the date stated in any applicable provision of Section 5.

        5.      Time and Method for Exercising the Option.

        (a) Time. Optionee may exercise the Option in one or more installments and from time to time with respect to the vested portion of the Option.

        (b)     Termination; Disability; Retirement; Death.

        (1) Termination of Status as Employee. If Optionee shall cease to be an Employee for any reason other than permanent and total disability (within the meaning of Section 22(e)(3) of the Code as determined in the sole discretion of the Board of Directors of the Company), retirement or death, the Option shall automatically terminate thirty (30) days following the date he ceases to be an Employee. Prior to such termination of the Option, the Optionee may exercise the Option to the extent that Optionee was entitled to exercise on the termination date, subject to the condition that no Option shall be exercised after the expiration of the Option period.

        (2) Disability of Optionee. In the event of the permanent and total disability (within the meaning of Section 22(e)(3) of the Code as determined in the sole discretion of the Board of Directors of the Company) during the Option period of Optionee who is at the time of commencement of such disability, or was within the 90-day period prior thereto, an Employee and who was in continuous Employment as such from the date of the grant of the Option until the date of disability or termination, the Option may be exercised at any time within one (1) year following the date of disability, but only to the extent that the Optionee was entitled to exercise the Option at the time of the termination or disability, whichever comes first, subject to the condition that no Option shall be exercised after the expiration of the Option period.

        (3) Retirement of Optionee. In the event of the retirement during the Option period of Optionee who is at the time of such retirement, or was within the 90-day period prior thereto, an Employee and who was in Continuous Employment as such from the date of the grant of the Option until the date of the retirement, then the Option may be exercised by the Optionee at any time within ninety (90) days following the retirement date, but only to the extent that the Optionee was entitled to exercise the Option at the time of the retirement of Optionee, subject to the condition that no Option shall be exercised after the expiration of the Option period. For purposes of this paragraph (3), the term "retirement" shall mean voluntary termination of employment by an Employee who is at least age fifty-five (55) and who has completed five (5) years of employment with the Company, or termination of service on the Board of Directors by a Non-Employee

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Director who is at least age fifty-five (55) and who has completed five (5)
years of service on the Board of Directors.

        (4) Death of Optionee or Employee. In the event of the death during the Option period of Optionee who at the time of his death is, or was within the 30-day period immediately prior thereto, an Employee and who was in Continuous Employment as such from the date of the grant of the Option until the date of death, the Option may be exercised for a period of up to one (1) year following the date of death, at any time prior the expiration of the Option Period, by the Optionee or, if applicable, Optionee's estate or by a person who acquired the right to exercise the Option by bequest, inheritance or otherwise as a result of the Optionee's death, but only to the extent that the Optionee was entitled to exercise the Option at the time of Employee's death subject to the condition that no Option shall be exercised after the expiration of the Option period.

        (c)     Method

        (1) Notice and Payment. An option shall be deemed to be exercised when written notice of such exercise has been given company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. As soon as administratively practicable following the exercise of an Option in the manner set forth above, the Company shall issue or cause its transfer agent to issue stock certificates representing the Shares purchased.

        (2) Exercise of Option With Stock or Net of Exercise Price. An Optionee may elect to exercise an Option in whole or in part by (i) delivering whole shares of the Company's Common Stock previously owned by such Optionee (whether or not acquired through the prior exercise of a stock option) having a fair market value equal to the option price; or (ii) directing the Company to withhold from the Shares that would otherwise be issued upon exercise of the Option that number of whole Shares having a fair market value equal to the Option price. Shares of the Company's Common Stock so delivered or withheld shall be valued at their fair market value at the close of last business day immediately preceding the date of exercise of the Option, as determined by the Board of Directors of the Company. Any balance of the Option price shall be paid in cash. After the Registration Date, any exercise of the Option by any person subject to short-swing trading liability under Section 16(b) of the Exchange Act shall comply with the relevant requirements of Exchange Act Rule 16b-3(d) or (e), regarding participant directed transactions.

        (3) Voting and Dividend Rights. Until the issuance of such stock certificates (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Shares notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date occurs prior to the date the stock certificates are issued.

        6.      Non-Transferability of Options and Shares of Common Stock.

        (a) Options. The Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Notwithstanding the preceding sentence, the Option may be transferred to a spouse of the Optionee only upon approval of the Board of Directors of the Company, providing all the conditions of exercisability and vesting have been met. The Optionee may designate a beneficiary who may (i) exercise an Option under Section 5(b)(4) above, or (ii) receive Shares issued pursuant to the



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exercise of an Option where the death of the Optionee occurs between the date on which the Optionee exercises the Option and the date the Company issues the Shares.

        (b) Shares of Common Stock. Except as otherwise provided by the Board of Directors of the Company, Optioned Shares acquired under an Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution (provided the Optionee's assigns or successors to such Optioned Shares remain subject to the terms and conditions of this Agreement, including the Company's right of first refusal to repurchase the Optioned Shares) without the Optionee first offering to the Company the right to purchase the Optioned Shares at the fair market value of the Shares on the date such offer is received by the Secretary of the Company. If the Company fails to accept the offer to purchase such Shares within Seven (7) days after receipt of such offer, the Optionee shall be free to sell or transfer such Shares at the same fair market value at which they were offered to the Company. If the Optionee does not sell or transfer such Shares within Ninety (90) days thereafter, then the restrictions of this
Section 10 of the Plan shall remain in effect. The certificates representing the Optioned Shares shall bear a legend which shall give notice of such restrictions on the transferability of the Optioned Shares.

        7. Tax Withholding on the Option. Upon each exercise of the Option, Optionee agrees to make appropriate arrangements acceptable to the Company for satisfaction of any applicable federal, state or local income and employment tax withholding requirements as provided in the Plan. Without limitation, when an Optionee is required to pay to the Company an amount with respect to income or employment tax withholding obligations in connection with the exercise of an Option, the Optionee may elect, prior to the date the amount of such withholding is determined (the "Tax Date") to make such payment, or such increased payment as the Optionee elects to make up to the maximum federal, state and local marginal tax rates (including any related obligation under the Federal Insurance Contribution Act) applicable to the Optionee and the particular transaction, by (i) delivering cash; (ii) delivering part or all of the payment in previously owned stock (whether or not acquired through the prior exercise of a stock option); or (iii) irrevocably directing the Company to withhold from the Shares that would otherwise be issued upon exercise of the Option that number of whole Shares having a fair market value equal to the amount of tax required or elected to be withheld (a "Withholding Election").
If an Optionee's Tax Date is deferred beyond the date of exercise and the Optionee makes a Withholding Election, the Optionee will receive the full amount of Shares otherwise issuable upon exercise of the Option minus the number of Shares necessary to satisfy his or her minimum withholding requirements measured on the date the Option is exercised (or such higher payment as he or she may have elected to make) with adjustments to be made in cash after the Tax Date.

        After the Registration Date, any withholding of Shares with respect to taxes arising in connection with the exercise of an Option by any person subject to short-swing trading liability under Section 16(b) of the Exchange Act shall satisfy the following conditions:

                (i) An advance election to withhold Shares in settlement of a tax liability must satisfy the requirements of Exchange Act Rule 16b-3(d)(1)(i), regarding participant-directed transactions;

                (ii) Absent such an election, the withholding of Shares to settle a tax liability may occur only during the quarterly window period described in Exchange Act Rule 16b-3(e);

                (iii) Absent an advance election or window-period withholding, the Optionee may deliver Shares owned prior to the exercise of an Option to settle a tax liability arising upon exercise of the Option, in accordance with Exchange Act Rule 16b-3(f); or




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        (iv) The delivery of previously acquired Shares (but not the withholding of newly acquired Shares) will be allowed where an election under
Section 83(b) of the Code accelerates the Tax Date to a day that occurs less than six months after the advance election and is not within the quarterly window period described in Exchange Act Rule 16b-3(e).

        Any adverse consequences incurred by an Optionee with respect to his or her participation in this Agreement, the use of Shares to pay any part of the Option price or income or employment tax arising in connection with the exercise of an Option shall be the sole responsibility of the Optionee. The Company does not warrant or represent to the Optionee any tax consequence of any transaction under this Agreement.

        8. Notices. All notices to the Company under this Agreement shall be in writing and shall be delivered by personal service or telegram, telecopier, or registered or certified mail (if such service is not available, then by first class mail), postage pre-paid, to such address as may be designated from time to time by the Company, and which shall initially be:

                        Global TeleSystems Group, Inc.
                        1751 Pinnacle Drive
                        North Tower, 12th Floor
                        McLean, Virginia 22102
                        Telecopier: 703-918-0338
                        Attention: Corporate Secretary

        All notices shall be deemed given when received.

        9. No Effect on Terms of Employment. This Option Agreement shall not affect any right or power of the Company to terminate or change the terms of employment of Employee at any time and for any reason whatsoever, with or without cause.

        10. Integration. This Option Agreement and the Plan constitute the entire agreement between the Company and Optionee pertaining to the subject matter hereof, and supersede all oral and prior written or implied agreements and understandings between the parties.

        11. Waiver. Any failure to enforce any terms or conditions of this Option Agreement by the Company shall not be deemed a waiver of that term or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

        12. Severability of Provisions. If any provision of this Option Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof; and this Option Agreement shall be construed and enforced as if it did not include such provision.

        13. Successors. This Option Agreement shall be binding upon and inure to the benefit of any successor or successors of the company and any assigns, successors or heirs of Optionee. Where the context permits, "Optionee" as used in this Option Agreement shall include Optionee's executor, administrator or other legal representative or the person or persons to whom Optionee's rights pass by will or the applicable laws of descent and distribution. Nothing in this Option Agreement shall be interpreted as imposing any liability on the Company in favor of Optionee or such transferee of option rights with respect to any loss, cost or expense which Optionee or



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transferee may incur in connection with, or arising out of any transaction involving the Option granted hereunder.

        14. Amendment of Option Agreement. This Option Agreement cannot be amended except by a writing executed by the Company and the Optionee.

        15. Applicable Law: Headings. This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Virginia applicable to agreements made and to be performed exclusively in the State of Virginia. The headings in this Option Agreement are solely for convenience of reference and shall not affect its meaning or interpretation.

IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement to be effective as of the date first written above.




Global TeleSystems Group, Inc.


/s/ [ILLEGIBLE]
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